Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY UNVEILS BRAND AND TRADE NAME REFRESH AT 2023 NATIONAL FRANCHISEE CONVENTION

ICONIC CHOCOLATE FRANCHISOR PIVOTS TO DIFFERENTIATE ITSELF IN THE PREMIUM CHOCOLATE MARKET

Durango, Colorado -- September 27, 2023) - Rocky Mountain Chocolate Factory Inc. (Nasdaq: RMCF) (the “Company”,  “we”, ”Rocky Mountain Chocolate”, or “RMCF”), an international franchisor and producer of premium chocolates and other confectionery products, unveiled its transformational brand refresh, including its streamlined trade name, to nearly 200 franchisees, store managers and employees attending the Company’s 2023 Annual National Franchisee Convention held in San Antonio, TX last week.  The campaign is part of an overall strategic investment to reimagine “Rocky Mountain Chocolate” and its vision.

Building upon a rich history of bringing the Rocky Mountain experience to consumers over many decades, the unveil carries forward and deepens the authenticity of its Rocky Mountain heritage. It also recognizes and celebrates the Company’s three brand principles:

●	Elevate the Everyday: our premium chocolate products make moments in life memorable and sweeter – making every occasion a special one;

●	Craft True Connections: Rocky Mountain Chocolate is present when connecting with family and friends, all around sharing and enjoying our products; and

●

The Rocky Mountain Life: true to our four-decade heritage, we offer unique memories with our premium products and store experience, sharing the beauty and excitement of the Rockies everywhere our products are enjoyed.

“Every Rocky Mountain Chocolate customer has his own personal story and connections to our products and brand,” said Rob Sarlls, Rocky Mountain Chocolate CEO. “Our reimagined brand and store look will deepen and enhance our existing relationships with chocolate lovers and make the Rocky Mountain Chocolate experience available to many others as the Company expands its presence across North America. It will encourage existing and prospective franchisees to open new stores in currently underserved parts of the country.”

The brand reimagination and use of Rocky Mountain Chocolate as its simplified trade name reflects the Company’s continued commitment to excellence, innovative offerings, and enhanced customer experiences. The company’s goal is to elevate the brand and store experience from top to bottom to meet changing consumer tastes and better reflect its premium chocolate offering.  The brand vision has been designed to create substantial value for current and new franchisees aspiring to build upon their existing stores, with the potential to add multiple new stores within the Company’s network.

“This rebranding is a profound and critical decision in the company’s journey,” said Sarlls. “Our new brand isn’t just about changing our look. It reinforces our commitment to lead, innovate, and serve our loyal customer base. It builds on our strong foundation and rich Rocky Mountain heritage that continually elevates Rocky Mountain Chocolate to the next level in an evolving market. Our core values that have made our brand iconic remain unchanged.”

The Company’s vision is underpinned by market and customer feedback as well as forward-looking business insights. Franchisees, both current and potential, are at the heart of this change.  The brand reimagination is expected to usher in fresh and innovative product offerings and an exciting new store design. It will also enhance operational efficiencies, enabling franchisees to gain a greater competitive edge in the marketplace.

“Rocky Mountain Chocolate has a legacy of great products, but we must continue to address every new generation of chocolate lovers, enticing them to become new loyal customers,” noted Andrew Ford, Vice President – Sales and Marketing. “For over 40 years, the Company has been blending in – now it’s time to stand out.  As the consumer’s taste in retail continues to become more experiential, we will continue to provide an exceptional experience for our current and new customers.  Our new visual identity will resonate with today’s consumers, tapping into emerging market segments while strengthening our foothold with existing customers.”

Convention attendees expressed their support. “I’m pleased the Company is introducing a logo and packaging that better reflect the premium chocolates people have loved for over 40 years,” said Jay McCosh, a Rocky Mountain Chocolate franchisee for 19 years who is Chairman of the Franchisee Advisory Council and operates three locations at Charlotte Douglas International Airport. “This presents an amazing opportunity to attract new customers who will discover the Rocky Mountain Chocolate experience.”

“I love our new logo and Rocky Mountain vision,” added Laure Holden, a franchisee for 16 years who operates the Mall of America Store in Bloomington, MN. “I’ve been waiting to remodel; the Rocky Mountain unveil is fantastic.”

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. (dba “Rocky Mountain Chocolate”) is an international franchiser of premium chocolate and confection stores, and a producer of an extensive line of premium chocolates and other confectionery products. RMCF was named one of America’s Best on Newsweek's list of "America's Best Retailers 2023" in the chocolate and candy stores category. The Company is headquartered in Durango, Colorado. Its subsidiaries, franchisees and licensees currently operate over 260 Rocky Mountain Chocolate Factory stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include, without limitation, statements regarding the expected benefits of the Company’s rebranding efforts, the reception of the rebranding by consumers and the Company’s franchisees, and the Company’s future prospects. These statements involve risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the risks described in the filings made by the Company with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s periodic reports filed with or furnished to the SEC and available at www.sec.gov. The forward-looking statements in this press release represent the Company’s views only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements for any reason, except as required by applicable law.

Media Contact

Rob Swadosh
SwadoshGroup
908-723-2845
Rob.swadosh.swadoshgroup@gmail.com

Investor Contact

Sean Mansouri, CFA
Elevate IR
720-330-2829
RMCF@elevate-ir.com

Key Takeaways

●

Rocky Mountain Chocolate Factory unveiled its transformational brand refresh, including its streamlined trade name, to nearly 200 franchisees, store managers and employees attending the Company’s 2023 Annual National Franchisee Convention held in San Antonio, TX last week.

●

Building upon a rich history of bringing the Rocky Mountain experience to consumers over many decades, the unveil carries forward and deepens the authenticity of its Rocky Mountain heritage. It also recognizes and celebrates the Company’s three brand principles: Elevate the Everyday; Craft True Connections; and The Rocky Mountain Life.

●

The brand reimagination and use of Rocky Mountain Chocolate as its simplified trade name reflects the Company’s continued commitment to excellence, innovative offerings, and enhanced customer experiences. The brand vision has been designed to create substantial value for current and new franchisees aspiring to build upon their existing stores, with the potential to add multiple new stores within the Company’s network.

Media Gallery

No matter where a person is enjoying our chocolate, that feeling of the Rocky Mountains will always be there.

Our emblem logo is an exclusive symbol that represents Rocky Mountain Chocolate and is uniquely poised to become an easily recognizable mark in the months and years ahead.

Our color palette draws its inspiration from the breathtaking landscape of the Rocky Mountains - from the rich sunset orange to the forest green, the Rocky Mountain color palette captures the essence of natural surroundings.

Quotes

"This rebranding is a profound and critical decision in the company’s journey,” said Sarlls. “Our new brand isn’t just about changing our look. It reinforces our commitment to lead, innovate, and serve our loyal customer base. It builds on our strong foundation and rich Rocky Mountain heritage that continually elevates Rocky Mountain Chocolate to the next level in an evolving market. Our core values that have made our brand iconic remain unchanged."

Rob Sarlls

Director and Chief Executive Officer

“For over 40 years, the Company has been blending in – now it’s time to stand out. As the consumer’s taste in retail continues to become more experiential, we will continue to provide an exceptional experience for our current and new customers. Our new visual identity will resonate with today’s consumers, tapping into emerging market segments while strengthening our foothold with existing customers.”

Andrew Ford

Vice President - Sales and Marketing

Related Bios

Rob Sarlls

Director and Chief Executive Officer

Rob Sarlls joined Rocky Mountain Chocolate Factory in May 2022. Prior to joining the Company, Mr. Sarlls served as President & CEO of Wyandot Snacks for the preceding six years. In that time he helped transform Wyandot from a regional contract manufacturer to a nationally recognized, B Corp certified market leader of plant-based, better for you snack foods. He is a recognized industry leader, recently serving as Chairman of SNAC International, the leading trade association for the global snack industry. Prior to his employment with Wyandot, Inc., Mr. Sarlls spent five years with John B. Sanfilippo & Son, Inc. (NASDAQ:JBSS), one of the largest nut processors in the world with over $800 million in sales. Prior to JBSS he was a senior advisor to domestic and international food and beverage businesses with several firms, most notably Rabobank, one of the largest financial institutions dedicated to the global food, beverages, and agribusiness space. He currently serves on the Board of Mennel Milling Company. He is a graduate of Harvard College.

Andrew Ford

Vice President - Sales and Marketing

“For over 40 years, the Company has been blending in – now it’s time to stand out. As the consumer’s taste in retail continues to become more experiential, we will continue to provide an exceptional experience for our current and new customers. Our new visual identity will resonate with today’s consumers, tapping into emerging market segments while strengthening our foothold with existing customers.”